UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): September 23, 2008

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Constellation Way Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 18, 2008, Constellation Energy Partners LLC (the “Company”) issued a press release relating to an announcement by Constellation Energy Group, Inc. (“Constellation”) that it has entered into a tentative merger agreement with MidAmerican Energy Holdings Company (“MidAmerican”) and that it and its subsidiaries have reaffirmed their commitment to providing the Company services under the Management Services Agreement.

A copy of the Company’s press release is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01 Other Events.

On September 19, 2008, Constellation, a Maryland corporation, entered into an Agreement and Plan of Merger, by and among Constellation, MidAmerican, and MEHC Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of MidAmerican.

On September 22, 2008, Constellation publicly announced on an analyst conference call that it planned to proceed with its previously announced sale of its upstream gas assets. Constellation acknowledged on that call, however, that it had not yet made any statements regarding its plans for its interests in the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: September 23, 2008	By:	/s/ Charles Ward
Charles Ward
Chief Financial Officer